Exhibit 10.2

LIMITED GUARANTY AGREEMENT

This LIMITED GUARANTY AGREEMENT, dated as of April 8, 2026 (as amended, restated, supplemented, or otherwise modified from time to time, this “Guaranty”), is made by FORTRESS CREDIT REALTY INCOME TRUST, a Maryland statutory trust (“Guarantor”), in favor of BANCO SANTANDER, S.A. NEW YORK BRANCH, a foreign banking institution (“Buyer”).

RECITALS

Pursuant to that certain Uncommitted Master Repurchase Agreement, dated as of April 8, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), between Buyer, FCR CRE Toro Facility Seller LLC (“Toro Seller”) and Dwight FCR-2025 LLC (“Dwight Seller”, each, a “Seller” and collectively, “Sellers”), Sellers have agreed to sell, from time to time, to Buyer certain Eligible Assets (as defined in the Repurchase Agreement, upon purchase by Buyer, each a “Purchased Asset”), upon the terms and subject to the conditions as set forth therein.

It is a condition precedent to the purchase by Buyer of the Purchased Assets pursuant to the Repurchase Agreement that Guarantor shall have executed and delivered this Guaranty. Guarantor will derive benefits, directly or indirectly, from the execution, delivery and performance by each Seller of the Transaction Documents, and the transactions contemplated by the Repurchase Agreement and the other Transaction Documents.

NOW, THEREFORE, in consideration of the foregoing premises, to induce Buyer to enter into the Transaction Documents and to enter into the transactions contemplated thereunder, Guarantor hereby agrees with Buyer, as follows:

1.
Defined Terms. Each of the definitions set forth on Exhibit A hereto are hereby incorporated herein by reference. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings given them in the Repurchase Agreement.
2.
Guaranty of Obligations. (a) The Guarantor’s guaranteed obligations (the “Guaranteed Obligations”) are as follows:
(i)
Guarantor hereby irrevocably and unconditionally guarantees and promises to Buyer and its successors and assigns, the prompt and complete payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all actual losses, damages, costs, other expenses (including reasonable attorneys’ fees and expenses) (collectively, “Costs”) that are incurred by Buyer as a result of any of the following events:
(1)
any fraud, misappropriation or intentional misrepresentation by Dwight Seller, Toro Seller, Pledgor, Guarantor, or any other Affiliate of Dwight Seller, Toro Seller, Pledgor or Guarantor in connection with the execution and the delivery of this Guaranty, any Transaction Document, or any certificate, report, financial statement or other instrument or

(SAN/Fortress)

document furnished to Buyer at the time of the closing of the Repurchase Agreement or during the term of the Repurchase Agreement; or
(2)
any material breach of any representations and warranties relating to Environmental Laws, or any indemnity for costs incurred in connection with the violation of any Environmental Law, the correction of any environmental condition, or the removal of any Materials of Environmental Concern, in each case in any way affecting Dwight Seller’s, Toro Seller’s or Guarantor’s properties or any of the Purchased Assets; provided, that Guarantor shall have no liability under this clause (2) with respect to conditions on any Mortgaged Property first arising after the date upon which Buyer enforces its remedies with respect to the related Purchased Asset pursuant to Section 14(b)(iv) of the Repurchase Agreement.
(ii)
Guarantor irrevocably and unconditionally guarantees and promises to pay to Buyer and its successors and assigns, in lawful money of the United States, in immediately available funds, the entire Repurchase Price immediately upon the occurrence of:
(1)
a voluntary bankruptcy or insolvency proceeding is commenced by Dwight Seller, Toro Seller, Pledgor or Guarantor under the Bankruptcy Code or any similar federal or state law or any law of any other jurisdiction;
(2)
an involuntary bankruptcy or insolvency proceeding is commenced against Dwight Seller, Toro Seller, Pledgor or Guarantor in connection with which Dwight Seller, Toro Seller, Pledgor or Guarantor or any Affiliate of any of the foregoing (alone or in any combination) has or have colluded in any way with the creditors commencing or filing such proceeding; or
(3)
any breach of the single purpose entity covenants set forth in Section 13 of the Repurchase Agreement (Single Purpose Entity Covenants) that results in a substantive consolidation of the assets and/or liabilities of Dwight Seller or Toro Seller with the assets and/or liabilities of any other Person in connection with any federal or state bankruptcy or insolvency proceeding.
(b)
After the occurrence and during the continuance of an Event of Default, Guarantor further agrees to pay actual expenses (including, without limitation, all fees and disbursements of external legal counsel) that may be paid or incurred by Buyer in connection with (i) enforcing any of its rights hereunder, (ii) obtaining advice of counsel with respect to the enforcement, potential enforcement or analysis of its rights hereunder, and (iii) collecting any amounts owed to it hereunder, with such amounts payable by Guarantor.
(c)
This Guaranty shall remain in full force and effect and be fully enforceable against Guarantor in all respects until the later of (i) the date upon which the Repurchase

(SAN/Fortress)

Obligations are paid in full and (ii) the termination of the Repurchase Agreement, notwithstanding that from time to time prior thereto, each Seller and/or Pledgor may be free from any Repurchase Obligations.
(d)
No payment or payments made by Dwight Seller, Toro Seller, Pledgor or any other Person or received or collected by Buyer from Dwight Seller, Toro Seller, Pledgor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder, and Guarantor shall, notwithstanding any such payment or payments, remain liable for the full amount of the Guaranteed Obligations under this Guaranty until the Repurchase Obligations are paid in full.
(e)
Guarantor agrees that whenever, at any time, or from time to time, Guarantor shall make any payment to Buyer on account of any liability hereunder, Guarantor will notify Buyer in writing that such payment is made under this Guaranty for such purpose.
3.
Subrogation. Upon making any payment hereunder, Guarantor shall be subrogated to the rights of Buyer against Sellers and Pledgor and in any collateral for any Guaranteed Obligations with respect to such payment; provided, that Guarantor shall not seek to enforce any right or receive any payment by way of subrogation, or seek any contribution or reimbursement from Dwight Seller or Toro Seller, until all amounts then due and payable by Dwight Seller, Toro Seller or Pledgor to Buyer or any of its Affiliates under the Transaction Documents have been paid in full; provided further, that such subrogation rights shall be subordinate in all respects to all amounts owing to Buyer under the Transaction Documents. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Repurchase Obligations shall not have been paid in full, such amount shall be held by Guarantor in trust for Buyer, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Buyer in the exact form received by Guarantor (duly indorsed by Guarantor to Buyer, if required), to be applied against the Repurchase Obligations, whether matured or unmatured, in such order as Buyer may determine.
4.
Amendments with Respect to the Guaranteed Obligations. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor, and without notice to or further assent by Guarantor, any demand for payment of any of the Guaranteed Obligations made by Buyer may be rescinded by Buyer and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Buyer, and any Transaction Document and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Buyer for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Buyer shall have no obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Guaranteed Obligations or for this Guaranty or any property subject

(SAN/Fortress)

thereto. When making any demand hereunder against Guarantor, Buyer may, but shall be under no obligation to, make a similar demand on Dwight Seller, Toro Seller, Pledgor or any other Person, and any failure by Buyer to make any such demand or to collect any payments from Dwight Seller, Toro Seller, Pledgor or any such other Person or any release of Dwight Seller, Toro Seller, Pledgor or such other Person shall not relieve Guarantor of its Guaranteed Obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
5.
Guarantee Absolute and Unconditional. (a) Guarantor hereby agrees that its obligations under this Guaranty constitute a guarantee of payment when due and not of collection. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by Buyer upon this Guaranty or acceptance of this Guaranty; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty; and all dealings between Dwight Seller, Toro Seller, Pledgor and Guarantor, on the one hand, and Buyer, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Guarantor waives promptness, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Dwight Seller, Toro Seller, Pledgor or this Guaranty with respect to the Guaranteed Obligations. This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity, regularity or enforceability of any Transaction Document, any of the Guaranteed Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Buyer, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by Dwight Seller, Toro Seller, or Pledgor against Buyer, (iii) any requirement that Buyer exhaust any right to take any action against Dwight Seller, Toro Seller, Pledgor or any other Person prior to or contemporaneously with proceeding to exercise any right against Guarantor under this Guaranty, or (iv) any other circumstance whatsoever (with or without notice to, or knowledge of, Dwight Seller, Toro Seller, Pledgor and Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of Dwight Seller, Toro Seller and/or Pledgor for the Guaranteed Obligations or of Guarantor under this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against Guarantor, Buyer may, but shall be under no obligation to, pursue such rights and remedies that Buyer may have against Dwight Seller, Toro Seller, Pledgor or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by Buyer to pursue such other rights or remedies or to collect any payments from Dwight Seller, Toro Seller, Pledgor or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Dwight Seller, Toro Seller, Pledgor or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Buyer against Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and its successors and assigns thereof, and shall inure to the benefit of Buyer, and its permitted successors, endorsees, transferees and assigns, until all the Guaranteed Obligations and the obligations of Guarantor under this Guaranty shall have been satisfied by payment in full,

(SAN/Fortress)

notwithstanding that from time to time during the term of the Transaction Documents, Dwight Seller, Toro Seller or Pledgor may be free from any Repurchase Obligations.
(b)
Without limiting the generality of the foregoing, Guarantor hereby agrees, acknowledges, and represents and warrants to Buyer as follows:
(i)
Guarantor hereby waives any defense arising by reason of, and any and all right to assert against Buyer any claim or defense based upon, an election of remedies by Buyer that in any manner impairs, affects, reduces, releases, destroys and/or extinguishes Guarantor’s subrogation rights, rights to proceed against Dwight Seller, Toro Seller, Pledgor or any other guarantor for reimbursement or contribution, and/or any other rights of Guarantor to proceed against Dwight Seller, Toro Seller, Pledgor, any other guarantor or any other person or security.
(ii)
Guarantor is presently informed of the financial condition of Dwight Seller, Toro Seller, and Pledgor and of all other circumstances that diligent inquiry would reveal and that bear upon the risk of nonpayment of the Repurchase Obligations. Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed about the financial condition of Sellers and Pledgor and of all other circumstances that bear upon the risk of nonpayment and that it will continue to rely upon sources other than Buyer for such information and will not rely upon Buyer for any such information. Guarantor hereby waives the right, if any, to require Buyer to disclose to Guarantor any information that Buyer may now or hereafter acquire concerning such condition or circumstances.
(iii)
Guarantor has independently reviewed the Transaction Documents and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guaranty to Buyer, Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any liens or security interests of any kind or nature granted by Dwight Seller, Toro Seller or Pledgor to Buyer, now or at any time and from time to time in the future.
6.
Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Dwight Seller, Toro Seller or Pledgor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for Dwight Seller, Toro Seller or Pledgor or any substantial part of the property of Dwight Seller, Toro Seller or Pledgor, or otherwise, all as though such payments had not been made.
7.
Payments. Guarantor hereby agrees that the Guaranteed Obligations will be paid to Buyer without set-off or counterclaim in U.S. Dollars at the address specified in writing by Buyer.

(SAN/Fortress)

8.
Representations and Warranties. Guarantor represents and warrants as of the date hereof and as of each Purchase Date under the Repurchase Agreement that:
(a)
It is duly organized, validly existing and in good standing under the laws and regulations of its jurisdiction of incorporation or organization, as the case may be. It is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of its business except where failure to so qualify would not be reasonably likely to have a Material Adverse Effect. It has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted, and has the power to execute, deliver, and perform its obligations under this Guaranty and the other Transaction Documents.
(b)
This Guaranty has been duly executed and delivered by it, for good and valuable consideration. This Guaranty constitutes the legal, valid and binding obligations of it, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other limitations on creditors’ rights generally and equitable principles.
(c)
Guarantor does not believe that it cannot perform in all respects all covenants and obligations contained in this Guaranty applicable to it.
(d)
Neither the execution and delivery of this Guaranty nor compliance by it with the terms, conditions and provisions of this Guaranty will conflict with or result in a breach of any of the terms, conditions or provisions of (i) its organizational documents, (ii) any contractual obligation to which it is now a party or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of its assets, other than pursuant to the Transaction Documents, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to it, or (iv) any applicable Requirements of Law, in any case, to the extent that such conflict or breach would have a Material Adverse Effect upon Guarantor’s ability to perform its obligations hereunder.
(e)
There is no action, suit, proceeding, investigation, or arbitration pending or, to Guarantor’s knowledge, threatened in writing against it, any of its Affiliates or any of their respective assets (i) with respect to any of the Transaction Documents or any of the transactions contemplated hereby or thereby, or (ii) that would reasonably be expected to have a Material Adverse Effect. Guarantor is in compliance in all respects with all Requirements of Law, except where noncompliance would not have a Material Adverse Effect. Neither Guarantor nor any of its Affiliates is in default in any respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority, except where such failure would not have a Material Adverse Effect.
(f)
Guarantor’s execution and delivery of this Guaranty and its compliance with the terms and provisions hereof will not contravene or conflict with or result in the creation or imposition of any lien upon any of the property or assets of it pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it may be bound, or to which it may be subject, other than any liens created pursuant to the Transaction Documents. No consent, approval, authorization, or order of any third party is

(SAN/Fortress)

required in connection with the execution and delivery by Guarantor of this Guaranty or to consummate the transactions contemplated hereby that has not already been obtained (other than where the failure to obtain any such consent, approval, authorization or order of any third party would have a Material Adverse Effect).
(g)
No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty, (ii) the legality, validity, binding effect or enforceability of this Guaranty against it or (iii) the consummation of the transactions contemplated by this Guaranty other than where the failure to obtain any such consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority does not have a Material Adverse Effect.
(h)
Guarantor has filed or caused to be filed (taking into account all applicable extensions) all U.S. federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes, assessments, fees, and other governmental charges payable by it, or with respect to any of its properties or assets, that have become due and payable except to the extent (i) such amounts are being contested in good faith by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP, or (ii) that a failure to do so would not reasonably be expected to have a Material Adverse Effect.
(i)
There are no judgments against Guarantor unsatisfied of record or docketed in any court located in the United States of America that would have a Material Adverse Effect and no Act of Insolvency has ever occurred with respect to it.
9.
Financial and other Covenants. (a) On and as of the date hereof, each Purchase Date, and at all times until all Repurchase Obligations have been paid in full, Guarantor covenants that it shall comply with the following financial covenants and shall not:
(i)
at any time permit Guarantor’s Tangible Net Worth to be less than $750,000,000;
(ii)
at any time permit the Leverage Ratio to be greater than 3.00 to 1.00; or
(iii)
permit at any time the aggregate Liquidity of Guarantor to be less than the greater of (A) $7,500,000 or (B) five (5) percent (%) of the aggregate Purchase Price of all Purchased Assets at any time outstanding.
(b)
Guarantor’s compliance with the covenants set forth in clauses (a)(i) through (iii) above must be evidenced by Guarantor’s financial statements and a Covenant Compliance Certificate (which may be delivered by Guarantor) in respect of the financial quarter most recently ended, in the form of Exhibit X to the Repurchase Agreement furnished together therewith, as provided by each Seller to Buyer pursuant to Section 12(b) of the Repurchase Agreement.

(SAN/Fortress)

10.
Further Covenants of Guarantor.
(a)
Taxes. Guarantor shall pay and discharge (taking into account all applicable extensions) all required Taxes except (i) for Taxes that are not yet due and payable, (ii) for any such Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP or (iii) for which a failure to do so would not reasonably be expected to have a Material Adverse Effect.
(b)
PATRIOT Act.
(i)
Guarantor is in compliance, in all respects, with (A) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other applicable enabling legislation or executive order relating thereto, and (B) the Patriot Act. No part of the proceeds of any Transaction will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(ii)
Guarantor agrees that, from time to time upon the prior written request of Buyer, it shall execute and deliver such further documents, provide such additional information and reports and perform such other acts as Buyer may reasonably request in order to insure compliance with the provisions hereof (including, without limitation, compliance with the Patriot Act) and to fully effectuate the purposes of this Guaranty; provided, however, that nothing in this Section 10(b) shall be construed as requiring Buyer to conduct any inquiry or decreasing Guarantor’s responsibility for its statements, representations, warranties or covenants hereunder. In order to enable Buyer and its Affiliates to comply with any anti-money laundering program and related responsibilities including, but not limited to, any obligations under the Patriot Act and regulations thereunder, Guarantor on behalf of itself and its Affiliates represents to Buyer and its Affiliates that neither it, nor any of its Affiliates, is a Prohibited Person, and Guarantor is not acting on behalf of or for the benefit of any Prohibited Person. Guarantor agrees to promptly notify Buyer or a person appointed by Buyer to administer their anti-money laundering program, if applicable, of any change in information that results in this representation and covenant being untrue.
(c)
Office of Foreign Assets Control. Guarantor warrants, represents and covenants that neither Guarantor nor any of its Affiliates are or will be a Prohibited Person. Guarantor covenants and agrees that neither it nor any of its Affiliates will knowingly (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person or (ii) engage in or conspire to engage in any transaction that evades or avoids or that the purpose of evading or avoiding any of the prohibitions of Executive Order 13224 issued on September 24, 2001. Guarantor further covenants and agrees to deliver to Buyer any such certification or other evidence as may be requested by Buyer in its sole and absolute discretion, confirming that neither it nor any of its Affiliates is a Prohibited Person and neither Guarantor nor any of its Affiliates has knowingly engaged in any business transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving any contribution of funds, goods or services to or for the benefit of a Prohibited Person.

(SAN/Fortress)

(d)
Reporting. Guarantor shall deliver (or cause to be delivered) to Buyer all financial information and certificates with respect to Guarantor that are required to be delivered pursuant to Section 12(b) of the Repurchase Agreement.
(e)
Compliance with Obligations and Laws. Guarantor shall at all times (i) comply with all contractual obligations of Guarantor, (ii) comply in all respects with all laws, ordinances, rules, regulations and orders (including, without limitation, Environmental Laws) of any Governmental Authority or any other federal, state, municipal or other public authority having jurisdiction over Guarantor or any of its assets, (iii) maintain and preserve its legal existence, and (iv) preserve all of its material rights, privileges, licenses and franchises necessary for the operation of its business, in each case, except to the extent that such failure to comply or maintain and preserve would not reasonably be likely to cause a Material Adverse Effect.
(f)
Books and Records. Guarantor shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP, and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.
(g)
Change of Name; Place of Business. Guarantor shall advise Buyer in writing of the opening of any new chief executive office or the closing of any such office of Guarantor and of any change in Guarantor’s name or jurisdiction of organization not less than thirty (30) calendar days prior to taking any such action.
11.
Right of Set-off. Guarantor hereby irrevocably authorizes Buyer and Buyer’s Affiliates, upon the occurrence of and during the continuance of an Event of Default, without notice to Guarantor, any such notice being expressly waived by Guarantor, to set‑off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyer to or for the credit or the account of Guarantor, or any part thereof in such amounts as Buyer may elect, against and on account of the obligations and liabilities of Guarantor to Buyer hereunder and claims of every nature and description of Buyer against Guarantor, in any currency, arising hereunder, as Buyer may elect, whether or not Buyer has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Buyer shall notify Guarantor promptly of any such set‑off and the application made by Buyer, provided that the failure to give such notice shall not affect the validity of such set‑off and application. The rights of Buyer under this Section 11 are in addition to other rights and remedies (including, without limitation, other rights of set‑off) that Buyer may have.
12.
Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(SAN/Fortress)

13.
Section Headings. The section headings used in this Guaranty are for convenience of reference only and shall not affect the interpretation or construction of this Guaranty.
14.
No Waiver; Cumulative Remedies. Buyer shall not by any act (except by a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or event of default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Buyer, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Buyer would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.
15.
Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantor and Buyer, except that any provision of this Guaranty may be waived by Buyer in a letter or agreement specifically waiving such terms and executed solely by Buyer. This Guaranty shall be binding upon Guarantor’s successors and assigns and shall inure to the benefit of Buyer, and Buyer’s respective successors and assigns. THIS GUARANTY AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS GUARANTY, THE RELATIONSHIP OF THE PARTIES TO THIS GUARANTY, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS GUARANTY.
16.
Notices. Notices by Buyer to Guarantor shall be given in writing, addressed to Guarantor at the address or transmission number set forth under its signature below and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or (d) by email, provided that such email notice must also be delivered by one of the means set forth above, to the address or transmission number set forth under its signature below or at such other address and person as shall be designated from time to time by Guarantor, as the case may be, in a written notice to Buyer. A notice shall be deemed to have been given: (w) in the case of hand delivery, at the time of delivery, (x) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (y) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, or (z) in the case of email, upon receipt of confirmation, provided that such email notice was also delivered as required in this Section 16. If Guarantor receives a notice that does not comply with the technical requirements for notice under this Section 16 it may elect

(SAN/Fortress)

to waive any deficiencies and treat the notice as having been properly given. Notice by Guarantor to Buyer shall be given in the manner set forth in Section 17 of the Repurchase Agreement.
17.
SUBMISSION TO JURISDICTION; WAIVERS. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:
(A)
SUBMITS IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE OTHER TRANSACTION DOCUMENTS TO WHICH GUARANTOR IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
(B)
CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
(C)
AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO GUARANTOR AT ITS ADDRESS SET FORTH UNDER GUARANTOR’S SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED IN WRITING BY GUARANTOR; AND
(D)
AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.
18.
Integration. This Guaranty represents the agreement of Guarantor with respect to the subject matter hereof and there are no promises or representations by Buyer or any Affiliate of Buyer relative to the subject matter hereof not reflected herein.
19.
Execution. This Guaranty may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Guaranty or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored

(SAN/Fortress)

by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
20.
Acknowledgments. Guarantor hereby acknowledges that:
(a)
it has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the related documents;
(b)
Buyer has no fiduciary relationship to it, and the relationship between Buyer and Guarantor is solely that of surety and creditor; and
(c)
no joint venture exists between or among Buyer, on the one hand, and any Seller Party on the other hand.
21.
Intent. Guarantor intends (a) this Guaranty to constitute a security agreement or arrangement or other credit enhancement within the meaning of Section 101 of the Bankruptcy Code related to a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and, to the extent that this Guaranty relates to a Transaction under the Repurchase Agreement that has a maturity date of less than one (1) year, a security agreement or arrangement or other credit enhancement related to a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code, and (b) that, with respect to this Guaranty, (x) Buyer (for so long as Buyer is a “financial institution”, a “financial participant” or other entity listed in Section 555 of the Bankruptcy Code) shall be entitled to the benefits and protections afforded under Section 555 of the Bankruptcy Code with respect to a “securities contract” and (y) to the extent that this Guaranty relates to a Transaction under the Repurchase Agreement that has a maturity date of less than one (1) year, Buyer (for so long as Buyer is a “repo participant” or a “financial participant”) shall be entitled to the benefits and protections afforded under Section 559 of the Bankruptcy Code.
22.
WAIVERS OF JURY TRIAL. TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THIS GUARANTY, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN GUARANTOR AND BUYER, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER OF GUARANTOR OR BUYER. GUARANTOR HEREBY AGREES THAT IT SHALL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(SAN/Fortress)

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

(SAN/Fortress)

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

FORTRESS CREDIT REALTY INCOME TRUST, a Maryland statutory trust

By: /s/ Avraham Dreyfuss
Name: Avraham Dreyfuss
Title: Chief Financial Officer

Address:

1345 Avenue of the Americas, 45th Floor
New York, New York 10105
Attn: David Scheible
Telephone: [***]
Email: [***]

with a copy to:

FCR CRE Toro Facility Seller LLC
c/o Fortress Credit Realty Income Trust

1345 Avenue of the Americas, 45th Floor
New York, New York 10105
Attention: Jonathan Horowitz
Telephone: [***]
Email: [***]

with a copy to:

FCR CRE Toro Facility Seller LLC
c/o Fortress Investment Group
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Attention: Credit Funds
Fax Number: [***]
Email: [***]

[Signature Page to Guaranty (SAN/Fortress)]

with a copy to:

Dwight FCR-2025 LLC
c/o Fortress Investment Group
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Attn: David Scheible
Telephone: [***]
Email: [***]

with a copy to:

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention: Brian Krisberg, Esq.
Telephone: [***]
Email: [***]

[Signature Page to Guaranty (SAN/Fortress)]

EXHIBIT A

FINANCIAL COVENANT DEFINITIONS

“Available Borrowing Capacity” shall mean, with respect to any Person, on any date of determination, the total unrestricted, immediately available borrowing capacity which may be drawn (not including required reserves, fees and discounts) upon by such Person without condition (except for customary notice conditions) (and to the extent not otherwise pledged to any other Person) under any unsecured term or revolving credit facilities of such Person (but only to the extent that no default or event of default exists thereunder) which are made available by financial institutions whose short term unsecured debt is rated at least “A-1” by S&P and “P-1” by Moody’s, and has an equivalent or higher rating by each other nationally recognized statistical rating organization that provides a short-term unsecured debt rating to such financial institution, and whose long term unsecured debt is rated at least “A+” by S&P and “A1” by Moody’s and has an equivalent or higher rating by each other nationally recognized statistical rating organization that provides a long-term unsecured debt rating to such financial institution.

“Cash” shall mean coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.

“Cash Equivalents” shall mean, with respect to any Person and its Consolidated Subsidiaries, and any date, to the extent owned by such Person or any of its Consolidated Subsidiaries unrestricted and having a maturity of not greater than 90 days from the date of issuance thereof: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, (b) certificates of deposit of or time deposits with Buyer or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $1,000,000,000, (c) commercial paper in an aggregate amount of not more than $50,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P, (d) money market funds domiciled inside or outside of the United States which funds have, at all times, credit ratings of “AAAm” by S&P or “Aaa-mf” by Moody’s or (e) commercial mortgage-backed securities which have, at all times, credit ratings of at least “AA” by S&P or “Aa2” by Moody’s.

“Consolidated Subsidiaries” shall mean, with respect to any Person and any date, any and all Subsidiaries of such Person that are consolidated with such Person in accordance with GAAP.

“Leverage Ratio” shall mean, as of any date of determination, the ratio of (i) Total Indebtedness (excluding amounts outstanding under any subscription financing line of credit secured by Net Available Capital Commitments) to (ii) NAV, in each case, as of such date.

“Liquidity” shall mean, with respect to any Person and any date, the sum of (i) unrestricted Cash of such Person (for purposes of this clause (i), up to fifty percent (50%) of the unrestricted Cash component of minimum Liquidity may be satisfied with unencumbered Net Available Capital Commitments), (ii) Cash Equivalents of such Person, and (iii) the Available Borrowing Capacity of such Person, all on or as of such date.

“Moody’s” shall mean, Moody’s Investors Service, Inc., and its successors-in-interest.

“NAV” shall mean, with respect to Guarantor (i) the value of the assets of Guarantor, computed in accordance with the methodology and practices in use by Guarantor as of the date hereof, minus (ii) the total liabilities of Guarantor, computed in accordance with the methodology and practices in use by Guarantor as of the date hereof, in each case, determined in good faith, in accordance with GAAP and with valuations otherwise based on current market information and established procedures.

“Net Available Capital Commitments” shall mean, as of any date of determination with respect to Guarantor, calculated, without duplication and determined for Guarantor on an aggregate basis, the amount of any unfunded, unconditional, unencumbered (except for encumbrances in respect of customary pledges of capital commitments in support of a subscription credit facility), irrevocable and uncalled capital commitments of investors in the Guarantor, callable as of right by the Guarantor that are (a) payable in cash; (b) readily available to be called by the Guarantor without condition from time to time other than notice and similar administrative conditions; and (c) from an investor (i) that is not subject to an Act of Insolvency and (ii) that has not previously failed to fund any other capital call under a partnership agreement, subscription agreement or another similar agreement.

“Non-Recourse Indebtedness” shall mean, for any period, with respect to any Person and its consolidated Subsidiaries, without duplication, any of the following: (i) Indebtedness under convertible debt notes not subject to margin calls, (ii) recourse Indebtedness arising solely by reason of customary recourse carve-outs under a non-recourse guaranty or agreement, including, but not limited to, fraud, misappropriation and misapplication, and environmental indemnities, but, in any case, only to the extent that no full recourse condition under the applicable guaranty or agreement has been triggered and no claim has been made or threatened to be made under the applicable guaranty or agreement, and (iii) any springing recourse obligations (including guarantee obligations) of such Person (or any of its consolidated Subsidiaries) in connection with the issuance of, and obligations under, the securities or related instruments or certificates in a collateralized loan obligation transaction for which the related recourse trigger has not occurred and with respect to which no claim has been made.

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors-in-interest.

“Tangible Net Worth” shall mean, with respect to any Person and any date, all amounts which would be included under capital or shareholder’s equity (or any like caption) on a consolidated balance sheet of such Person and its Consolidated Subsidiaries, as determined in accordance with GAAP minus (i) intangible assets included in the foregoing and (ii) prepaid taxes and/or expenses, all on or as of such date.

“Test Period” shall mean, with respect to the last day of any fiscal quarter (the “Testing Quarter”), the time period from the first day of the fiscal quarter beginning twelve months prior to the last day of the Testing Quarter, through and including the last day of the Testing Quarter.

“Total Indebtedness” shall mean, with respect to Guarantor and its Consolidated Subsidiaries, as of any date of determination, the aggregate Indebtedness of the Guarantor and its Consolidated Subsidiaries plus the proportionate share of all Indebtedness of all non-Consolidated Subsidiaries of Guarantor as of such date, other than Non-Recourse Indebtedness.